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                                                                   Exhibit 10.63

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                  :
                                        :   Jointly Administered
BORDEN CHEMICALS AND                    :   Case No. 01-1268 (PJW)
PLASTICS OPERATING LIMITED              :
PARTNERSHIP, a Delaware limited         :
partnership, et al.,                    :
                                        :   Chapter 11
                       Debtors.         :

                  ORDER (A) APPROVING ASSET PURCHASE AGREEMENT;
                (B) AUTHORIZING SALE OF THE PVC AND VCM/E PLANTS
               AND RELATED GEISMAR ASSETS FREE AND CLEAR OF LIENS,
               CLAIMS AND ENCUMBRANCES; (C) AUTHORIZING ASSUMPTION
           AND ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
        RELATED THERETO; AND (D) GRANTING RELATED RELIEF (DOCKET NO. 911)

          This matter coming before the Court on the Motion of Debtors and Debtors in Possession for an Order (A) Approving Asset Purchase Agreement; (B) Authorizing Sale of the PVC and VCM/E Plants and Related Geismar Assets Free and Clear of Liens, Claims and Encumbrances; (C) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases Related Thereto; and (D) Granting Related Relief (the "Sale Motion"), filed by the above-captioned debtors and debtors in possession (collectively, the "Debtors"); the Court having (a) reviewed the Sale Motion, the underlying Asset Purchase Agreement, as amended (the "Agreement") dated August 1, 2002 by and among the Debtors and Geismar Vinyls Corporation (the "Purchaser"), a copy of which is attached to the Sale Motion as Exhibit A, and all pleadings and other filed documents relating thereto and (b) heard the statements of counsel regarding the relief requested in the Sale Motion at a hearing before the Court (the "Sale Hearing"); the Court finding that: (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334; (b) this is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); (c) notice of the Sale

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Motion and the Sale Hearing was sufficient under the circumstances; (d) the
Debtors' sale of the Assets/1/ pursuant to the Agreement, free and clear of liens, claims, encumbrances, pledges and security interests of any kind (collectively, "Property Interests"), is allowable under section 363 of the Bankruptcy Code, is a sound exercise of the Debtors' business judgment and is in the best interests of the Debtors' estates; (e) the Assumed Contracts constitute an integral part of the Assets and the Debtors' assumption and assignment of the Assumed Contracts is allowable under section 365 of the Bankruptcy Code, is supported by sufficient assurance of the Purchaser's ability to satisfy the requirements of section 365(b)(1) of the Bankruptcy Code, is a sound exercise of the Debtors' business judgment and is in the best interests of the Debtors' estates; (f) the Debtors and the Purchaser have negotiated the Agreement at arms length and have acted in "good faith" as defined by section 363(m) of the Bankruptcy Code; (g) the Debtors have marketed the Assets and conducted the sale process in compliance with the Bid Procedures Order (as defined in the Sale Motion); and (i) the Transfer is within the scope of section 1146(c) of the Bankruptcy Code; the Court having determined that the legal and factual bases set forth in the Sale Motion and at the Sale Hearing establish just cause for the relief granted herein;

          IT IS HEREBY ORDERED THAT:

          1.   The Sale Motion is GRANTED as set forth below.

          2. The Agreement is approved in all respects, and the Debtors are authorized to enter into and perform their obligations under the Agreement.

          3. The Debtors are authorized to sell the Assets, on the terms described in the Sale Motion and the Agreement, under sections 363(b) and (f) of the Bankruptcy Code.

----------
/1/ Capitalized terms not defined herein have the meanings ascribed to them in the Sale Motion or in the Agreement.

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          4.   At Closing, the Assets shall be sold and transferred free and clear of all Property Interests, with the exception of Permitted Liens, with all such Property Interests attaching to the proceeds of sale to the same extent and with the same priority as each such Property Interest now attaches to or affects the Assets, subject to the Court's power to determine the validity, extent and priority of any such Property Interests, and subject to any claims and defenses the Debtors may possess with respect thereto. For purposes of the Order, "Permitted Liens" means, to the extent valid and enforceable, (i) easements, covenants, servitudes, rights-of-way and other restrictions set forth on Exhibit A, (ii) other easements, covenants, servitudes, rights-of-way and encumbrances or valid restrictions of record, (iii) Liens related to Taxes not yet due or payable or which are being contested in good faith and for which appropriate reserves have been taken, (iv) Liens or restrictions arising as a matter of Law, and (v) Liens that are created, suffered or assumed by the Purchaser. Schedule
1.1 of the Agreement is hereby superceded in its entirety and deemed to have no effect and shall be replaced in its entirety by Exhibit A to this Order.

          5. Except as expressly permitted or otherwise specifically provided by the Agreement or this Order, all persons and entities holding Property Interests, (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), with exception of persons and entities holding Permitted Liens in the Assets, prior to Closing, including, but not limited to, all debt security holders; equity security holders; governmental, tax and regulatory authorities; lenders, trade and other creditors; hereby are forever barred, estopped and permanently enjoined from asserting their Property Interests against the Purchaser, its successors or assigns, or against the Assets.

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          6.   Notwithstanding any provision or language contained in this Order or in the Agreement, Purchaser and Debtors hereby agree that the rights, assets, easements, or servitudes as more specifically set forth on Exhibit B to this Order, which is incorporated herein by reference, are not part of the Assets being transferred pursuant to the Agreement.

          7. Purchaser and Debtor hereby agree that the list of Assumed Contracts set forth on Schedule 2.1(c) of the Agreement is hereby superceded in its entirety by Exhibit C to this Order, which is incorporated herein by reference and Exhibit C shall replace in its entirety Schedule 2.1(c) of the Agreement.

          8. With respect to the statement of claim filed by Pipeworks Services, Inc. on May 31, 2001 (the "Asserted Lien"), the validity of which is the subject of an adversary proceeding before this Court captioned as Adversary Complaint for Determination of Extent, Validity and Enforcement of Lien, Adv. Proc. No. 02-04015 (the "Adversary Proceeding"), the Debtors will place proceeds from the sale of the Assets in the amount of $114,868.92 into an escrow account (the "Escrowed Proceeds"). The Asserted Lien will attach to the Escrowed Proceeds to the extent that the Asserted Lien is determined to be valid. The Escrowed Proceeds that are determined not to be covered by the Asserted Lien will be deposited in the Debtors' general account.

          9. The Purchaser hereby is granted and shall have the protections provided in section 363(m) of the Bankruptcy Code.

          10. The Purchaser shall not be deemed to be a successor to or of the Debtors as a result of the acquisition of the Assets pursuant to the terms of the Agreement and this Order.

          11. Each and every federal, state, and local governmental agency or department shall be, and hereby is, directed to accept any and all documents and instruments

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necessary and appropriate to consummate the Agreement, including without limitation, documents and instruments for recording in any governmental agency or department required to transfer the Purchaser the names and any and all other licenses or permits under the Debtors' ownership necessary for the operations that are associated with the Assets.

          12. This order shall be effective and enforceable immediately upon entry. The stay otherwise imposed by Bankruptcy Rule 6004(g) is waived.

          13. The terms and provisions of the Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of the Purchaser, the Debtors, the Debtors' estates, and their successors and assigns, including any trustee that may be appointed in these cases or any superseding case under chapter 7 of the Bankruptcy Code.

          14. The Transfer shall not be taxed under any federal, state, local municipal or other law imposing or claiming to impose a tax within the scope of section 1146(c) of the Bankruptcy Code.

          15. Pursuant to Sections 105(a) and 365 of the Bankruptcy Code, and subject to and conditioned upon the Closing, the Debtors' assumption of the Purchase Order no. 439070 dated October 12, 2000 between BCP and EST Heat Exchanger, LLC for purchase of an oxy reactor (the "Purchase Order") and assignment of the Purchase Order to the Purchaser on the terms set forth in the Agreement is hereby approved.

          16. The Purchaser will (i) cure, or provide adequate assurance of cure, of defaults under the Purchase Order, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code; and (ii) provide compensation or adequate assurance of compensation for actual pecuniary losses resulting from defaults under the Purchase Order, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code.

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          17.  The Purchaser and the Debtors agree to defer the adjudication of the objections to the Sale Motion filed by Borden Chemicals, Inc., Entergy Gulf States, Inc., Monochem, Inc., and Crompton Manufacturing Company, Inc. regarding the assumption of the contracts listed on Exhibit C, with the exception of the Purchase Order (the "Disputed Contracts"), to a hearing before this Court on September 24, 2002, and the Disputed Contracts shall not be assumed and assigned pursuant to this Order. With the exceptions of the objections set forth in the preceeding sentence, all the remaining objections to the Sale Motion, filed by Borden Chemicals, Inc., Entergy Gulf States, Inc., Monochem, Inc., and Crompton Manufacturing Company, Inc. have been resolved. Upon the request of Purchaser, prior to the entry of an order approving the assumption of a Disputed Contract, the Debtors shall withdraw the motion to assume such Disputed Contract, and such Disputed Contract shall be removed from Schedule 2.1(c) of the Agreement, and such Disputed Contract shall not be assumed and assigned to Purchaser.

          18. The Purchaser and the Debtors further agree that the Closing shall not be conditional upon this Court's authorization of the assumption and assignment of any of the Disputed Contracts by the Purchaser.

          19. The Debtors and Purchaser agreed that Purchaser's obligation to close the transactions contemplated by the Agreement is conditioned upon resolution of certain environmental issues, as more particularly described in
Section 8.3 (g) of the Agreement. To the extent the Debtors resolve any environmental issues related to the Assets, the Debtors shall seek such Court approval.

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          20.  The Debtors and the Purchaser are authorized and directed to take the necessary actions to consummate the transactions contemplated by the Agreement and this Order.

          21. In accordance with the prior order of this Court authorizing the Debtors to retain and employ Taylor Strategic Divestitures ("Taylor"), Taylor shall be entitled, in respect of the Transfer of the Assets, to a fee in the amount of $500,000.00, which the Debtors are authorized to pay at the Closing.

          22. This Court shall retain jurisdiction to determine any claims, disputes or causes of action arising out of or relating to the Asset Purchase Agreement or any of the transactions contemplated under the Asset Purchase Agreement.

          23. All objections to this Order have been resolved, deferred or overruled.

Dated:  August 21, 2002                             /s/ Peter J. Walsh
        Wilmington, Delaware                  ------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE

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                                    EXHIBIT A

                                  SCHEDULE 1.1
                                 PERMITTED LIENS

1. BCP right-of-way across Crompton for 7 pipelines. Rights-of-way for 2" and 3" formaldehyde pipelines assigned to Borden Chemical, Inc. Right-of-way for 8" acetylene pipeline assigned to BASF Corporation.

2. BCP right-of-way across Crompton for a 3" formaldehyde pipeline. Assigned to Borden Chemical, Inc.

3. BCP and Borden Chemical, Inc. reciprocal rights-of-way and assignment of rights-of-way.

4. BASF Corporation right-of-way across BCP for an 8" acetylene off gas pipeline to BCP.

5. Gulf Liquids New River Project right-of-way across BCP for a 6" pipeline and a 10" pipeline.

6. Louisiana Resources Company right-of-way across BCP for a natural gas pipeline paralleling Hwy. 30 and a lateral to BCP.

7. That certain Easement in favor of Louisiana Intrastate Gas Corporation, now known as Louisiana Intrastate Gas Company, LLC, recorded on May 13, 1981, in Book of Conveyance No. 335, File No. 182587, in Ascension Parish, Louisiana.

8. Williams Energy Marketing and Trading right-of-way across BCP for an ethylene pipeline paralleling Hwy. 30 and a pipeline lateral to BCP paralleling 40th Street. Portion now crosses Borden Chemical, Inc.

9. Enterprise Pipeline Company right-of-way across BCP for 2 pipelines paralleling Hwy. 30.

10. That certain Right-of-Way and Servitude Agreement in favor of Louisiana Intrastate Gas Company LLC, recorded on May 7, 1999, in Book of Conveyance No. 616, File No. 437013, in Ascension Parish, Louisiana.

11. Cypress Gas Pipeline right-of-way across BCP for a natural gas pipeline lateral to BCP.

12. Pioneer Chlor Alkali Company right-of-way across BCP for a chlorine pipeline. Portion now crosses Borden Chemical, Inc.

13. Pipeline Technology right-of-way across BCP for a nitric acid pipeline paralleling 40th Street. Portion now crosses Borden Chemical, Inc.

14. ICPT LLC right-of-way across BCP for a benzene pipeline paralleling 40th Street. Portion now crosses Borden Chemical, Inc.

15. Air Liquide America Corporation right-of-way across BCP for a nitrogen pipeline to BCP. Right-of-way is part of Nitrogen Sales Agreement.

16. Air Liquide America Corporation right of way across BCP for a nitrogen pipeline paralleling the west side of 40th Street. Portion now crosses Borden Chemicals, Inc. In

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         an Amendment, Air Liquide leases pipeline to Gabriel Chemicals, Inc.
         for anhydrous hydrogen chloride. In addition, Easement dated November 20, 1990, assigned by Airco to ALAC (reference ALAC pipeline alignment drawing005-DAL-1030, tract #AS001L206).

17. Equilon Pipeline Company LLC right-of-way across BCP for an ethylene pipeline lateral to BCP.

18. Bridgeline Gas Distribution right-of-way across BCP for a natural gas pipeline to BCP.

19. Gulf South Pipeline Co. right-of-way across BCP for a natural gas pipeline to BCP.

20. Cypress Gas Pipeline right-of-way across BCP for a natural gas pipeline paralleling Hwy. 30.

21.      Entergy right-of-way across BCP paralleling west side of Hwy. 30.

22.      Entergy right-of-way across BCP from Hwy. 30 to Main Substation.

23.      State of Louisiana right-of-way across BCP for Hwy. 73.

24. EATEL rights-of-way across BCP paralleling south side of Hwy. 73. Portion now crosses Borden Chemical, Inc.

25. EATEL rights-of-way across BCP paralleling west side of 40th Street. Portion now crosses Borden Chemical, Inc.

26. Entergy rights-of-way into BCP from power lines paralleling south side of Hwy. 73.

27. Exxon Pipeline Co. right-of-way across BCP for an ethylene pipeline lateral to BCP. Portion now crosses Borden Chemical, Inc.

28. Entergy right-of-way across BCP paralleling south side of Hwy. 73. Portion now crosses Borden Chemical, Inc.

29. To the extent it relates to the Assets, BCP, Borden Chemical, Inc., Monochem, Inc. and Crompton Manufacturing Co., Inc. for telephone lines and conduits along 40th Street and for access to 40th Street.

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                                    EXHIBIT B

1. The office furniture, equipment (excluding all computer equipment (with the exception of personal computers and printers) therein, a portion of which remains property of Debtors and a portion of which are a part of the Assets), and other personal property owned by BCP located in the maintenance and administrative buildings adjacent to the Monochem facilities.

2. All spare parts, tools, equipment, and other personal property owned by BCP that are required to maintain the Monochem Facilities and the electrical distribution system.

3. All electrical equipment and other personal property owned by BCP and located in the Monochem substation or used in connection with Monochem, Inc.

4.       Air Liquide America Corporation's 50% interest in equipment known as
         ASU No. 1.

5.       Air Liquide America Corporation's 50% interest in equipment known as
         ASU No. 2.

6.       Air Liquide America Corporation's 10% interest in equipment known as
         ASU No. 3.

7. Air Liquide America Corporation's 100% interest in equipment known as ASU No. 4.

8. Easement dated July 22, 1997 for dual 12" pipelines in O2 and N2 service (pipeline alignment drawing 005-DAL-1020, tract #AS006).

9. 6 inch 02 pipeline - pipeline installed under product supply agreement (reference ALAC pipeline drawing 005-DAL-1020, tract #AS009L3).

10. Easement dated November 20, 1990, assigned by Airco to ALAC (reference ALAC pipeline alignment drawing 005-DAL-1030, tract #AS001L208).

11. That portion of premises owned by BCP and leased by BCP to LAI Properties, Inc. ("LAI") under that certain Lease Agreement entered into December 28, 1984 between Borden, Inc. and LAI, as amended by Lease Amendment No. 1 dated October 2, 1985 and Lease Amendment No. 2 dated February 11, 1998.

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                                    EXHIBIT C


                                 SCHEDULE 2.1(C)
                                ASSUMED CONTRACTS

1.       Utilities and Services Agreement between BCP and BCI dated 7/28/2000

2. Interconnection and Operating Agreement between Entergy Gulf States, Inc. and BCP dated 4/20/2001.

3. Agreement for Metering and Billing dated 12/1/2001 by Entergy Gulf States, Inc. to Monochem, Inc., Borden Chemicals and Plastics Operating Limited Partnership, Crompton Manufacturing Company, Inc., Rubicon, Inc. and Borden Chemical, Inc.

4.       Mutual Aid Agreement dated 10/31/2000 between BCI and BCP.

5. Purchase Order No. 439070 dated October 12, 2000 between BCP and EST Heat Exchanger, LLC for purchase of an oxy reactor.